SUBSIDIARY INFORMATION                       EXHIBIT 21
                    UPDATED AS OF DECEMBER 31, 1999


I.  SUBSIDIARIES OF MUSICLAND STORES CORPORATION

                               State of                Name(s) Under Which
Name Of Corporation          Incorporation             Corporation Does Business
-------------------          -------------             -------------------------

The Musicland Group, Inc.      Delaware                Discount Records
                                                       Excelsior
                                                       Musicland
                                                       Musicland/Suncoast Motion
                                                        Picture Company
                                                       On Cue
                                                       Replay
                                                       Sam Goody
                                                       Sam Goody's Music & Video
                                                       Sam Goody's Musicland
                                                       Sam Goody/Suncoast Motion
                                                        Picture Company

II. SUBSIDIARIES OF THE MUSICLAND GROUP, INC.

                               State of                Name(s) Under Which
Name Of Corporation          Incorporation             Corporation Does Business
-------------------          -------------             -------------------------

Media Play, Inc.               Delaware                Media Play

MG Financial Services, Inc.    Delaware

MLG Internet, Inc.             Delaware                mediaplay.com
                                                       oncue.com
                                                       samgoody.com
                                                       suncoast.com

Musicland Retail, Inc.         Delaware                Musicland
                                                       Musicland/Suncoast Motion
                                                        Picture Company
                                                       Replay
                                                       Sam Goody
                                                       Sam Goody/Suncoast Motion
                                                        Picture Company

On Cue, Inc.                   Delaware                On Cue

Request Media, Inc.            Delaware                Request
                                                       requestline.com

Suncoast Group, Inc.           Delaware                Producers Club
                                                       Suncoast  Motion  Picture
                                                        Company
                                                       Suncoast Pictures

Suncoast Motion Picture
 Company, Inc.                 Delaware

Suncoast Retail, Inc.          Delaware                Producers Club
                                                       Suncoast  Motion  Picture
                                                        Company

TMG Caribbean, Inc.            Delaware                Musicland
                                                       Sam Goody
                                                       Suncoast  Motion  Picture
                                                        Company

TMG-Virgin Islands, Inc.       Delaware                Sam Goody